Exhibit 8

FORM OF FEDERAL TAX OPINION

(202) 274-2000

September     , 2008

Board of Directors

The Community Bank

A Massachusetts Cooperative Bank

Campello Bancorp

1265 Belmont Street

Brockton, MA 02301

Re:	Federal Income Tax Opinion Relating to Conversion of Campello Bancorp from a Massachusetts Mutual Holding Company to a Stock Holding Company

Ladies and Gentlemen:

In accordance with your request, set forth below is the opinion of this firm relating to the material federal income tax consequences of the proposed conversion (the “Conversion”) of Campello Bancorp (the “Mutual Holding Company”) from a Massachusetts mutual holding company to a stock holding company. In connection with the Conversion, a newly organized Maryland corporation will be formed (the “Holding Company”), which will own 100% of the common stock to The Community Bank, a Massachusetts Cooperative Bank (the “Bank”) immediately upon completion of the conversion. Immediately prior to the completion of the Conversion, the Mutual Holding Company will merge with and into the Bank, with the Bank as the resulting entity.

For purposes of this opinion, we have examined such documents and questions of law as we have considered necessary or appropriate, including but not limited to the Holding Company’s Registration Statement on Form S-1 relating to the proposed issuance of up to 2,702,500 shares (at the midpoint of the offering range) of common stock, par value $0.01 per share, and the Plan of Conversion and Reorganization adopted by the Bank on April 17, 2008 (the “Plan”), the Articles of Organization of the Bank and the Articles of Organization and Bylaws of the Holding Company. In such examination, we have assumed and have not independently verified the authenticity of all original documents, the accuracy of all copies, and the genuineness of all signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined. Capitalized terms used herein but not defined herein shall have the meaning as set forth in the Plan.

Board of Directors

The Community Bank

A Massachusetts Cooperative Bank

Campello Bancorp

September     , 2008

In issuing our opinion, we have relied on the fact that the Plan has been duly and validly authorized and has been approved and adopted by the board of directors of the Company at a meeting duly called and held. In addition, we have assumed that the Company will comply with the terms and conditions of the Plan, and that the various representations and warranties that are provided to us are accurate, complete, true and correct. Accordingly, we express no opinion concerning the effect, if any, of variations from the foregoing. We specifically express no opinion concerning tax matters relating to the Plan under state and local tax laws and under federal income tax laws except on the basis of the documents and assumptions described above.

In issuing the opinion set forth below, we have relied solely on existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations (the “Regulations”) thereunder, current administrative rulings, notices and procedures, and court decisions. Such laws, regulations, administrative rulings, notices and procedures and court decisions are subject to change at any time. Any such change could affect the continuing validity of the opinions set forth below. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

In rendering our opinion, we have assumed that the persons and entities identified in the Plan will at all times comply with applicable state and federal laws and the factual representations of the Bank. In addition, we have assumed that the activities of the persons and entities identified in the Plan will be conducted strictly in accordance with the Plan. Any variations may affect the opinions we are rendering. For purposes of this opinion, we are relying on the factual representations provided to us by the Bank, which are incorporated herein by reference.

We emphasize that the outcome of litigation cannot be predicted with certainty and, although we have attempted in good faith to opine as to the probable outcome of the merits of each tax issue with respect to which an opinion was requested, there can be no assurance that our conclusions are correct or that they would be adopted by the Internal Revenue Service or a court.

BACKGROUND

The Mutual Holding Company is a Massachusetts mutual holding company that is in the process of converting to a stock holding company. The Bank is the wholly-owned subsidiary of the Mutual Holding Company.

Board of Directors

The Community Bank

A Massachusetts Cooperative Bank

Campello Bancorp

September     , 2008

PROPOSED TRANSACTION

In connection with the Conversion, the Holding Company will be organized under the laws of the State of Maryland (the “Holding Company”) for the purpose of the proposed transactions described herein, to engage in business as a stock holding company and to own all of the stock of the Bank. Immediately prior to the Conversion, the Mutual Holding Company will merge with the Bank, with the Bank as the resulting entity. Immediately after the merger, the Bank will issue 100 shares of its common stock to the Holding Company in exchange for at least 50% of the net proceeds of the stock offering. As a result, the Bank will become a wholly-owned subsidiary of the Holding Company. The Holding Company will issue shares of its voting common stock upon completion of the Conversion to persons purchasing such shares as described in greater detail below.

Following regulatory approval, the Plan provides for the offer and sale of shares of Holding Company Conversion Stock in a Subscription Offering pursuant to nontransferable subscription rights on the basis of the following preference categories: (i) Eligible Account Holders of the Bank, (ii) Supplemental Eligible Account Holders of the Bank; (iii) the Bank’s tax-qualified employee plans, including the employee stock ownership plan; and (iv) Employees, Officers, Directors and Corporators, all as described in the Plan. All shares must be sold, and to the extent the stock is available, no subscriber will be allowed to purchase fewer than 25 shares of Holding Company common stock. If shares remain after all orders are filled in the categories described above, the Plan calls for a Community Offering for the sale of shares not purchased under the preference categories, and a Syndicated Community Offering for the shares not sold in the Community Offering.

Pursuant to the Plan, all such shares will be issued and sold at a uniform price per share. The aggregate purchase price at which all shares of Holding Company common stock will be offered and sold pursuant to the Plan will be equal to the estimated pro forma market value of the Holding Company common stock. The estimated pro forma market value will be determined by RP Financial, LC, an independent appraiser. The conversion of the Mutual Holding Company from mutual-to-stock form will be deemed effective concurrently with the closing of the sale of Holding Company common stock.

OPINION OF COUNSEL

Based solely upon the foregoing information, we render the following opinion:

1.	The merger of the Mutual Holding Company into the Bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

Board of Directors

The Community Bank

A Massachusetts Cooperative Bank

Campello Bancorp

September     , 2008

2.	Neither the Holding Company nor the Bank will recognize any gain or loss upon the transfer of assets of the Holding Company to the Bank in exchange for shares of common stock of the Bank. (Sections 361 and 1032(a) of the Internal Revenue Code).

3.	The basis of the assets of the Holding Company and the holding period of such assets to be received by the Bank will be the same as the basis and holding period in such assets in the hands of the Holding Company immediately before the exchange. (Sections 362(b) and 1223(2) of the Internal Revenue Code).

4.	Neither the Bank, Eligible Account Holders, nor Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of the Bank in exchange for nontransferable subscription rights to purchase shares of the Holding Company common stock.

5.	It is more likely than not that the nontransferable subscription rights have no value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable, of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the shares of common stock in the offering. Accordingly, no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company common stock, provided that the amount to be paid for Holding Company common stock is equal to the fair market value of Holding Company common stock.

6.

The basis of the shares of Holding Company common stock purchased in the offering will be the purchase price. (Section 1012 of the Internal Revenue Code). The holding period of Holding Company common stock purchased pursuant to the

Board of Directors

The Community Bank

A Massachusetts Cooperative Bank

Campello Bancorp

September     , 2008

exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Internal Revenue Code).

7.	No gain or loss will be recognized by the Holding Company on the receipt of money in exchange for shares of Holding Company common stock sold in the offering. (Section 1032(a) of the Internal Revenue Code).

Our opinion under paragraph 5 above is predicated on the representation that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. Our opinion under paragraphs 5 and 6 is based on the position that the subscription rights to purchase shares of Holding Company common stock received by Eligible Account Holders and Supplemental Eligible Account Holders have a fair market value of zero. We understand that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of Holding Company common stock at the same price to be paid by members of the general public in any Community Offering. We also note that the Internal Revenue Service has not in the past reached a different conclusion with respect to the value of nontransferable subscription rights. If the subscription rights are subsequently found to have value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or Bank may be taxable on the distribution of the subscription rights.

CONSENT

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-1 (“Registration Statement”) of the Holding Company filed with the Securities and Exchange Commission with respect to the Conversion, and as an exhibit to the Application for Conversion filed with the Massachusetts Division of Banks. We also hereby consent to the references to this firm in the prospectus which is a part of the Registration Statement and the Filings. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities Exchange Commission thereunder.

USE OF OPINION

This opinion is rendered solely for the benefit of the Mutual Holding Company, the Holding Company and the Bank, and all persons who receive offers pursuant to the Registration Statement. This opinion may not be relied upon by

Board of Directors

The Community Bank

A Massachusetts Cooperative Bank

Campello Bancorp

September     , 2008

any other party or entity and may not be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or other person without our prior written consent. We expressly consent to the use of and reliance on this opinion by Chu, Ring & Hazel LLP, tax advisors to The Community Bank in issuing its state tax opinion.

Very truly yours,

LUSE GORMAN POMERENK & SCHICK,
A PROFESSIONAL CORPORATION